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                                                                    EXHIBIT 10.9


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

            THIS AMENDMENT NO. 1 (the "AMENDMENT"), dated as of March 5, 2003, is made by and between INTERLEUKIN GENETICS, INC., a Delaware corporation ("EMPLOYER"), and PHILIP R. REILLY, an individual ("EMPLOYEE"). Employer and Employee are parties to an Employment Agreement, dated April 1, 2000 (the "EMPLOYMENT AGREEMENT"). Terms not otherwise defined in this Amendment shall have the meanings given to them in the Employment Agreement.

            The parties agree as follows:

      1. This Amendment shall be effective upon the "Closing," as defined in the Stock Purchase Agreement, dated as of the date of this Amendment, between Employer and Pyxis Innovations Inc., a Delaware corporation.

      2. In Section 1 of the Employment Agreement, the Term is extended to continue until three (3) years following the date of the Closing.

      3. In addition to any bonuses that may be received under Section 4 of the Employment Agreement, Employee shall receive a bonus of $50,000 to be paid in the following manner, provided that Employee is still employed by Employer at the time of each payment:

            a) $25,000 on the six (6) month anniversary of the date of the Closing;

            b) $25,000 on the twelve (12) month anniversary of the date of the Closing.

      4. In consideration of the bonus set forth in Section 3 above and the severance and other benefits provided in the Employment Agreement and below, Employee agrees as follows:

            (a) Non-Competition. In consideration of the benefits of the Employment Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that during the term of the Employment Agreement and for a period of twelve (12) months following termination of the Employment Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the world in any business activity which is competitive to current business activities in which the Company participates during Employee's employment with the Company; provided however, the foregoing shall not, in any event, (i) prohibit Employee from purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Company, so long as Employee does not participate in any way in the management, operation or control of such entity, or (ii) prohibit Employee from continuing to own an equity interest of less than 20% in GeneSage, Inc. It is further recognized and agreed that, even thought an activity may not be restricted under the foregoing provision, Employee shall not during the term of the Employment Agreement and for a period of twelve (12) months following termination of the Employment Agreement, regardless of how such termination may be brought about, provided any services to any person or entity which may be used against, or in conflict with the interests of, the Company or its customers or clients.

            (b) Judicial Reformation. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section (a) above establish reasonable
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      limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect its legitimate business interests. If, however, Section (a) above is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

            (c) Customer Lists; Non-Solicitation. In consideration of the benefits of the Employment Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well a training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby further covenants and agrees that for a period of twelve (12) months following the termination of the Employment Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, (i) use or make known to any person or entity the names or addresses of any clients or customers of the Company or any other information pertaining to them, (ii) call on for the purpose of competing, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company on whom Employee called or with whom he became acquainted during his employment with the Company, nor (iii) recruit or attempt to recruit any employees of the Company.

            (d) Affiliates. When used in Sections (a), (b) and (c) above, the term "Company" includes Interleukin Genetics, Inc. and all affiliates and subsidiaries of Interleukin Genetics, Inc.

      5. Section 6(f) is added to the Employment Agreement:

            Upon the expiration of the term of this Agreement, Employee shall be entitled to receive from Employer all of the compensation and benefits provided for in Section 7(e). In addition, if Employee is terminated pursuant to Section 7(b)(ii) or Section 7(e) or if Employee's employment terminates as a result of the expiration of the term of this Agreement, then the period during which Employee may exercise all stock options granted to him by the Company shall be extended until two years after the date Employee is terminated.

      6. Section 7(e) is amended by deleting the words "the earlier of occur of
(A) the expiration of the remaining portion of the term or (B)" in the seventh and eighth lines thereof.

      7. Except as amended, hereby, all of the terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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            This Amendment No. 1 to the Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.

INTERLEUKIN GENETICS, INC.


By   /s/  Kenneth S. Kornman                             /s/  Philip R. Reilly
   --------------------------------------            ---------------------------
     Kenneth S. Kornman                                    PHILIP R. REILLY
     Its President

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